Exhibit 99.1

Insulet Appoints Ashley McEvoy President and CEO

Expects to Exceed First Quarter Revenue Guidance and Raise Full Year 2025 Guidance

ACTON, Mass. – Apr. 28, 2025 – Insulet Corporation (NASDAQ: PODD) (“Insulet” or the “Company”), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its Board of Directors has appointed Ashley McEvoy President and Chief Executive Officer and a member of the Board of Directors, effective immediately.

Ms. McEvoy succeeds Jim Hollingshead, who has agreed with Insulet’s Board of Directors that his employment with the Company will cease effective as of April 28, 2025, and resigned from the Insulet Board of Directors. The Insulet Board and Mr. Hollingshead mutually agreed that now is the right time to implement this leadership transition. Mr. Hollingshead has entered into a consulting arrangement with the Company to facilitate a smooth transition.

“Insulet continues to successfully deliver on its financial, clinical, and operational objectives while advancing its mission to improve the lives of people with diabetes, and we are confident this leadership change will further the Company’s success,” said Timothy Scannell, Chairman of Insulet’s Board of Directors. “Having stepped into the CEO role from the Board of Directors, Jim has led Insulet through a very strong period of growth and development. During Jim’s tenure, Insulet launched its flagship product, Omnipod 5, which has achieved clear market leadership in type 1 diabetes in the U.S. and Europe, and was the first to market in Automated Insulin Delivery for type 2 diabetes in the U.S. As Jim hands over the reins, Insulet is the clear global leader in our market, and poised to grow and scale even further. We’re grateful for his contributions, and we wish him the best in his future endeavors.”

Mr. Scannell continued, “Our Board conducted a thorough search to identify a dynamic executive with a sophisticated understanding of the MedTech market and a passion for improving lives. In Ashley, we found not only a world-class leader with nearly three decades of healthcare leadership experience, but a visionary with unique insight into operating at the intersection of MedTech and Consumer Health. She brings a track record of driving growth and innovation through market and category creation, including as Executive Vice President and Worldwide Chairman of Johnson & Johnson’s MedTech business, and has deep diabetes experience, having previously served as Group Chairman of Johnson & Johnson Vision and Diabetes Care. We believe that, under Ashley’s leadership, Insulet will achieve even greater success, strengthen growth and innovation, and deliver superior returns for investors.”

“Insulet has transformed diabetes care, and I am honored to join the Company as its next CEO,” said Ms. McEvoy. “Insulet has massive, untapped growth potential, a talented team, unparalleled pharmacy channel access and manufacturing capabilities, and deeply loyal customers – remarkable differentiators and a strong foundation for continued success. At this critical moment in the Company and market’s evolution, Insulet has a unique opportunity to enhance innovation, drive global expansion, and win the hearts and minds of more providers and consumers by thinking differently about the experiences and needs of people with diabetes. I am excited to work alongside Insulet’s accomplished team to do just that – and in the process, continue to revolutionize diabetes care and make life easier for people living with diabetes, while driving value creation for shareholders.”

“It has been a privilege to serve as Insulet’s CEO,” said Mr. Hollingshead. “I am immensely proud of what our team has accomplished in redefining diabetes care through the simplicity and sophistication of the Omnipod platform. I will be forever grateful to all of my colleagues at Insulet for their passion and dedication for improving and simplifying lives for people living with diabetes, which has led us to tremendous success, and more importantly helped us to reach hundreds of thousands of customers all over the world. I look forward to seeing all that will be achieved going forward.”

2025 Outlook

Insulet expects to exceed its previously provided first quarter revenue guidance and intends to raise guidance for the full year.

The Company will provide further details on its first quarter 2025 earnings call on May 8, 2025, after the close of the financial markets.

2025 Investor Day

In light of the CEO transition, Insulet has postponed its planned Investor Day, which was previously scheduled for June 5, 2025. The Company intends to reschedule the Investor Day to a later date.

About Ashley McEvoy

Ashley McEvoy is an experienced healthcare executive and Board member. From 1996 to 2023, she served in leadership roles of increasing responsibility at Johnson & Johnson, most recently as Executive Vice President and Worldwide Chairman of Johnson & Johnson’s MedTech business, an organization with 60,000 global employees and revenue of more than $30 billion. In that role, she accelerated revenue growth while expanding the business’s presence in higher growth markets and doubling the value of the business’s new product pipeline. Earlier in her tenure at Johnson & Johnson, she served as Company Group Chairman of Vision and Diabetes Care for six years, Worldwide President of Ethicon Inc. for three years, and President of McNeil Consumer Healthcare for three years, among other leadership roles. Since 2023, Ms. McEvoy has been a member of the Procter & Gamble Board of Directors, serving on the Compensation & Leadership Development and Innovation & Technology Committees. She previously served on the Board of Trustees for the Children’s Hospital of Philadelphia.

Ms. McEvoy has been named to FORTUNE’s “Future Fortune 500 CEOs” list and Forbes’ inaugural “CEO Next” list. In 2019, she was named to FORTUNE’s “Most Powerful Women” list, and she was also recognized as a Woman of Achievement by the National Association of Female Executives the following year. She also ranked #1 on The Healthcare Technology Report’s “Top 25 Women Leaders in Medical Devices” list in 2021.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit Insulet.com or omnipod.com.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to, our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international regulatory, commercial and logistics business risks, including the implementation of tariffs; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy and data protection laws; our use of artificial intelligence tools; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of the Company’s product or information technology systems, including by cyberattack; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; ability to raise additional funds on acceptable terms or at all; the volatility of the trading price of the Company’s common stock; changes in tax laws or exposure to significant tax liabilities; and risks related to the conversion of outstanding Convertible Senior Notes.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A—Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2025, which the Company may update in Part II, Item 1A—Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

June Lazaroff

Senior Director, Investor Relations

(978) 600-7718

jlazaroff@insulet.com

Media:

Angela Geryak Wiczek

Senior Director, Corporate Communications

(978) 932-0611

awiczek@insulet.com